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                                  Exhibit 23.1


                       Consent of Snow Becker Krauss P.C.


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                               CONSENT OF COUNSEL

      The consent of Snow Becker Krauss P.C. is contained in its Opinion which is filed as Exhibit 5.1 to this Registration Statement.